[Penn Mutual letterhead]

April 9, 2012

Board of Trustees

The Penn Mutual Life Insurance Company

Philadelphia, PA 19172

Re:	Individual Variable and Fixed Annuity Contract –

SEC Registration Statement - SEC File No. 333-177543

Ladies and Gentlemen:

In my opinion the individual variable annuity contract, registered with the U.S. Securities and Exchange Commission under the above referenced registration statement, will, when issued, be legally issued and represent legal obligations of the Company.

I hereby consent to the inclusion of this opinion in the above referenced registration statement as an exhibit.

Sincerely,

/s/ Kevin J. Reynolds

Senior Vice President and

Chief Legal Officer

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